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                                                                   Exhibit 3-265
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o
NOTE: ONCE DOCUMENT IS ACCEPTED AND FILED, CHANGES MUST BE BY AMENDMENT OR CERTIFICATE OF CHANGE ONLY

/s/[Graphic Signature Omitted]
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Examiner

/s/[Graphic Signature Omitted]
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Name Approved


                       THE COMMONWEALTH OF MASSACHUSETTS
                 OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                       MICHAEL JOSEPH CONNOLLY, Secretary
                    ONE ASHBURTON PLACE. BOSTON, MASS. 02108
                            ARTICLES OF ORGANIZATION
                              (Under G.I Ch. 156B)
                                 Incorporators


NAME                                                        POST OFFICE ADDRESS

Include given name in full in case of natural persons: in case of a corporation, give state of incorporation.

Alan S. Goldberg                              400 Atlantic Avenue
                                              Boston, MA 02210-2206

   The above-named incorporator(s) do hereby associate (themselves) with the intention of forming a corporation under the provisions of General Laws. Chapter 156B and hereby state(s):

   1.   The name by which the corporation shall be known is:

        Solomont Family Medford Venture, Inc.

   2.   The purpose for which the corporation is formed is as follows:

        To engage in the ownership, management and operation of health care facilities located in the Commonwealth of Massachusetts (including but not limited to nursing homes, skilled nursing facilities, intermediate care facilities, long-term care facilities and rest homes), and residential facilities (including but not limited to life care facilities, apartments, housing and other living facilities), and all activities directly or indirectly related thereto, and further to engage in any other lawful acts or activities for which a corporation may be organized under Chapter 156B of the General Laws of the Commonwealth of Massachusetts.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on o $ 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring o such addition is clearly indicated.

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P.C.

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3.   The total number of shares and the par value, if any, of each class of stock within the corporation is authorized as follows:

----------------------------------------------------------------------------------------------------------
                       WITHOUT PAR VALUE                                  WITH PAR VALUE
CLASS OF STOCK         -----------------         ---------------------------------------------------------
                       NUMBER OF SHARES          NUMBER OF SHARES         PAR VALUE            AMOUNT
----------------------------------------------------------------------------------------------------------
Preferred              N/A                        N/A                      N/A                 $  N/A
----------------------------------------------------------------------------------------------------------
Common                 N/A                        300,000                  $1.00               $300,000.00
----------------------------------------------------------------------------------------------------------

*4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

     N/A

5. The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

     None; however, shares of stock of the corporation may be subjected to restrictions on the transfer thereof under duly adopted by-law provisions and/or under any agreement to which the corporation shall be a party.



Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary o or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders or of o of stockholders. The Board of Directors shall have the power to amend the o Laws of the Corporation in the manner provided in such By-Laws, except with o respect to any provision thereof which by law, the Articles of Organization or o by Laws requires action by the stockholders. Meetings of the Stockholders o the Corporation may be held within the Commonwealth of Massachusetts or o in the United States. Until the selection of a Board of Directors, o business of the Corporation shall be managed by the stockholders and, until o Corporation shall have been o, by the incorporator. The o may be a partner in any business enterprise which the Corporationo o. would have the power to conduct by itself.

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7.   By-laws of the incorporation have been duly, adopted and the initial directors, president; treasurer and clerk, whose names are set out below, have been duly elected.

8. The effective date of organization of the corporation shall be the date of filing with the Secretary of the Commonwealth or if later date is desired, specify date, (not more than 30 days after the date of filing.)

9. The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation.

     a. The post office address of the initial principal office of the corporation of Massachusetts is:

          P O Box 782,      North Andover,      MA 01845

     b. The name, residence and post office address of each of the initial directors and following officers of the corporation are as follows:

                  NAME                                 RESIDENCE                             POST OFFICE ADDRESS
                   ---------------------------------    ---------------------------------    --------------------------------------
President:        Alan D. Solomont                     65 East India Row 33C Boston, MA      P.O. Box 782 North Andover, MA 01845
                                                       02110

Treasurer:        Alan D. Solomont                     See above                             See above

Clerk:            Alan S. Goldberg                     42 Fairway Rd, Chestnut Hill, MA      c/o Goulston & Storrs, P.C. 400
                                                       02167                                 Atlantic Ave. Boston, MA 02210-2206

Directors:        Alan D. Solomont                     See above                             See above


     c. The date initially adopted on which the corporation's fiscal year ends is:

          December 31

     d. The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is:

          Third Wednesday in January

     a. The name and business address of the resident agent if any, of the corporation is:

          N/A

IN WITNESS WHEREOF and under the penalties of perjury the INCORPORATOR(S)
sign(s) these Articles of Organisation this   22nd     day of     August
1986.

          /s/ Alan S. Goldberg
          -----------------------------------
          Alan S. Goldberg

          -----------------------------------

          -----------------------------------

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The signature of each incorporator which is not a natural person must be an individual who shall show the capacity in which he acts and by signing shall represent under the penalties of perjury that he is duly authorized on its behalf to sign these Articles of Organization.